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                                                        EXHIBIT 23.1



                         CONSENT OF COUNSEL




   I hereby consent to the references made to me, and to the use of my name, in this Registration Statement including the Prospectus filed as a part thereof.






                                       By   Kenneth S. Stewart
                                         ---------------------------
                                            (Kenneth S. Stewart)



July 15, 1996